Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made effective as of the 21st day of March, 2013 (the “Effective Date”), by and among the individuals set forth on the signature page hereof (collectively the “Assignors”) and GulfSlope Energy, Inc., a Delaware corporation (the “Company”).

WHEREAS, Assignors are (i) parties to, or have beneficial rights in, that certain letter of intent, dated as of March 20, 2013 (the “Letter of Intent”), pursuant to which the certain Assignors have the sole and exclusive right to acquire certain seismic data (the “Data”) from TGS-Nopec Geophysical Company ASA, a Delaware corporation (“TGS”) and/or (ii) have an exclusive right to use such Data (collectively with the rights under the Letter of Intent, the “Assigned Rights”);

WHEREAS, Assignors desire to assign to the Company all of the Assignors’ right, title, and interest in and to the Assigned Rights in exchange for shares of the Company’s common stock; and

WHEREAS, the Company desires to assume all of the Assignors’ right, title, and interest in and to the Assigned Rights, subject to the terms and conditions set out herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1.
Assignment and Assumption.  Subject to and in accordance with the terms and conditions set forth in this Agreement, the Assignors hereby grant, sell, assign, and convey to the Company all of the Assignors’ right, title and interest in and to the Assigned Rights, including all rights and interests therein or accruing to the benefit of Assignors thereunder.  The Company hereby accepts such assignment and assumes all of Assignors’ duties and obligations relating to the Assigned Rights and agrees to pay, perform and discharge, as and when due, all of the obligations of Assignors’ under the Letter of Intent, whether accruing before, on, or after the Effective Date.  The Assignors further agree that on and following the Effective Date, the Company shall have the sole and exclusive right to negotiate a definitive license agreement for the Data with TGS.

2.
Consideration and Expenses.  In consideration for the assignment of the Assigned Rights, the Company shall issue to Assignors 243,516,666 shares of Company’s restricted common stock (the “Shares”), valued at $0.01 per Share, and in the proportions set forth in Exhibit A attached hereto.  The Company shall also reimburse Assignors for all reasonable legal expenses incurred by Assignors in connection with this Agreement and the transactions contemplated hereby.

3.
Financing.  Following the Effective Date, the Company shall use its best efforts to effect a debt, equity, or equity equivalent financing (up to $25 million of gross proceeds) to fund the obligations under the Letter of Intent, the definitive master license agreement with TGS, and other working capital needs to exploit the master license agreement.

Exhibit 10.1

4.	Representations of Assignors. Assignors hereby represent and covenant, jointly and severally, that:

a.
Assignors each have all requisite authority to execute and deliver this Agreement and any other document contemplated by this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby;

b.
neither of the execution, delivery and performance of this Agreement, nor the consummation of the Assignment will conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any material obligation contained in or the loss of any material benefit under, or result in the creation of any material lien, claim, security interest, charge or encumbrance upon the Assigned Rights or the rights therein;

c.	Assignors’ interest in and to the Assigned Rights are free and clear of all liens, rights of first refusal, or other encumbrances.

d.
there are no claims, actions, suits or proceedings pending or threatened against such Assignors which, if determined adversely to any Assignor, would materially and adversely affect the Assignors’ ability to perform his/hers/its obligations under this Agreement;

e.
Assignors understand that the shares to be issued to Assignors hereunder have not been, and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Assignors’ representations as expressed herein or otherwise made pursuant hereto.  In addition, the Company is a "shell company" as defined under Section 12b-2 of the Securities Exchange Act of 1934, as amended, and until such time as it is no longer considered as a "shell company" in accordance with Rule 144(i), no shareholder who owns restricted securities of the Company may rely on or utilize the safe harbor resale exemption provided by Rule 144 of the Securities Act;

f.
the Assignors are acquiring the Shares hereunder for their own investment for their own account, not as nominees or agents, and not with the view to, or for resale in connection with, any distribution thereof, and each of the Assignors have no present intention of selling, granting any participation in, or otherwise distributing the same (other than as bona fide gifts);

g.
each Assignor has substantial experience in evaluating and investing in securities of companies similar to the Company and acknowledge that each can protect its own interests. Assignors each have such knowledge and experience in financial and business matters so each is capable of evaluating the merits and risks of its investment in the Company.  Assignors understand and acknowledge that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks.  Each of the Assignors can each bear the economic risk of the investment and is able, without impairing the Company’s financial condition, to hold the shares to be issued hereunder for an indefinite period of time and to suffer a complete loss of their investments. Each Assignor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act;

Exhibit 10.1

h.
Assignors have each had an opportunity to receive all information related to the Company requested by them and to ask questions of and receive answers from the Company regarding the Company, and its business.  Assignors have each reviewed the Company’s reports filed with Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act of 1934, as amended;

i.
Assignors each understand that there is a limited trading market for the Shares issued hereunder and that an active market may not develop for the Shares.  Assignors each understand that even if an active market develops for the Shares, Rule 144 promulgated under the Securities Act that requires (“Rule 144”), among other conditions, a one-year holding period commencing as of the date that the Company files its Form 10 information with the Securities and Exchange Commission pursuant to Rule 144(i).  Assignors each understand and hereby acknowledge that the Company is under no obligation to register any of the Shares under the Securities Act or any state securities or “blue sky” laws;

j.
Each of the Assignors understand and agree that the certificates evidencing the Shares to be issued hereunder, or any other securities issued in respect of such capital stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY THE SECURITIES.”

Exhibit 10.1

5.	Representations of the Company. The Company hereby represents and covenants that:

a.	the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

b.
the Company has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by the Company and to perform its obligations hereunder and to consummate the transactions contemplated hereby;

c.
the Shares have been duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof;

d.
there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or their officers or directors in their capacity as such, that could have a material adverse effect;

e.
the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party (except for defaults, conflicts or breaches that would not, individually or in the aggregate, have a material adverse effect), or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect); and

f.
the Company acknowledges and understands that the Assignors have spent significant time and money in actively locating and negotiating the Assigned Rights, and further acknowledges that the consideration to be paid to Assignors as set forth herein is fair and reasonable and in the best interests of the Company and its shareholders.

Exhibit 10.1

6.
Entire Agreement. This Agreement constitutes the entire agreement between the parties in respect of the assignments contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other then expressly set forth in this Agreement. This Agreement expressly supersedes and replaces any and all prior understandings or agreements between the parties with respect to the subject matter of this Agreement.

7.
All Further Acts. Each of the parties hereto will do any and all such acts and will execute any and all such documents as may reasonably be necessary from time to time to give full force and effect to the provisions and intent of this Agreement. The Assignors further agree they will, at any time and from time to time after the date hereof, upon the the Company’s request, execute, acknowledge and deliver or cause to be executed and delivered, all further documents or instruments necessary to effect the transactions contemplated in this Agreement.

8.
Choice of Law.  This Agreement shall be governed by, and construed with, the laws of the State of Texas, without giving effect to the conflict of law provisions thereof.  Any and all claims arising out of, in connection with or in relation to this Agreement and the transactions contemplated hereby, shall be brought in any court of competent jurisdiction in the State of Texas, Harris County. Each party hereto unconditionally and irrevocably consents to the jurisdiction of any such court over any claims and waives any objection that such party may have to the laying of venue of any claims in any such court.

9.	Exhibits. The exhibits attached to this Agreement are incorporated herein.

10.	Headings. The headings and captions contained in this Agreement are for convenience of reference only and will not in any way affect the meaning or interpretation of this Agreement.

11.
Survival. Each party is entitled to rely on the representations and warranties of the other party and all such representations and warranties will be effective regardless of any investigation that the party has undertaken of failed to undertake. The representations and warranties will survive the effective date of this Agreement and continue in full force and effect until six (6) months after the effective date of this Agreement.

12.
No Assignment. Except as otherwise provided for herein, no Party may assign any right, benefit or interest in this Agreement without the written consent of the other party, which consent may not be unreasonably withheld.  This Agreement will inure to the benefit of, and be binding upon, the Assignors and the Company and their respective successors and assigns.

13.	Amendment. This Agreement may not be amended except by an instrument in writing signed by the Company and the Assignors having holding a majority of the Shares to be issued pursuant to this Agreement.

Exhibit 10.1

14.
Counterparts and Electronic Means. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the day and year first written above.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Assignors:	GulfSlope Energy, Inc.